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[Letterhead]


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports dated:

    REPORT DATE:   FINANCIAL STATEMENTS OF:
    ------------   ------------------------

    May 30, 1997   The Orlando Predators Entertainment, Inc.

    May 30, 1997   Orlando Predators, a Division of Orlando Predators, Ltd.

and to the reference made to our firm under the caption "Experts" included in or made part of this SB-2 Registration Statement Amendment #1.






                                            /s/ AJ. ROBBINS, P.C.
                                            --------------------------------
                                            AJ. ROBBINS, P.C.
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                              AND CONSULTANTS


DENVER, COLORADO
NOVEMBER 12, 1997

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